Exhibit 99.1

Ellington Residential Mortgage REIT Reports Third Quarter 2018 Results
OLD GREENWICH, Connecticut—November 5, 2018
Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today reported financial results for the quarter ended September 30, 2018.
Highlights

•	Net income of $0.9 million, or $0.07 per share.

•	Core Earnings[1] of $3.7 million, or $0.29 per share, and Adjusted Core Earnings[1] of $4.1 million, or $0.32 per share.

•	Book value of $13.40 per share as of September 30, 2018, after giving effect to a third quarter dividend of $0.37 per share.

•	Net interest margin of 1.02%, and adjusted net interest margin[2] of 1.12%.

•	Weighted average constant prepayment rate for the fixed-rate Agency specified pool portfolio of 8.36%.

•	Dividend yield of 14.1% based on the November 2, 2018 closing stock price of $10.48.

•	Debt-to-equity ratio of 8.8:1 as of September 30, 2018; adjusted for unsettled purchases and sales, the debt-to-equity ratio was 8.7:1.

•	Net mortgage assets-to-equity ratio of 7.9:1[3] as of September 30, 2018.
Third Quarter 2018 Results
"Our third quarter results again demonstrated the effectiveness of our hedging and portfolio management to protect book value and bolster net income in a rising interest rate environment," stated Laurence Penn, Chief Executive Officer and President. "As interest rates rose and Agency RMBS prices declined in yet another quarter, the gains from our hedges along with positive carry from our investments more than offset the markdowns in our portfolio. Our hedging strategy continues to be a meaningful differentiator for EARN.
"We continue to believe that Agency RMBS offers attractive value today, with favorable prepayment fundamentals and yield spreads that remain near their widest levels in the past two years. We took advantage of the yield spread widening during the quarter to cover a portion of our TBA short positions and increase our net mortgage assets-to-equity ratio.
"During the first weeks of the fourth quarter, we have seen more opportunities to add assets at both higher yields and wider spreads, and expand our net interest margin and grow core earnings. At the same time, the return of volatility to the markets is underscoring the importance of our hedges to preserve book value."

1 Core Earnings and Adjusted Core Earnings are non-GAAP financial measures. Adjusted Core Earnings represents Core Earnings excluding the effect of the Catch-up Premium Amortization Adjustment on interest income. See "Reconciliation of Core Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Core Earnings, Adjusted Core Earnings, and the Catch-up Premium Amortization Adjustment.
2 Adjusted net interest margin represents net interest margin excluding the effect of the Catch-up Premium Amortization Adjustment on interest income.
3 The Company defines its net mortgage assets-to-equity ratio as the net aggregate market value of its mortgage-backed securities (including the underlying market values of its long and short TBA positions) divided by total shareholders' equity. As of September 30, 2018 the market value of the Company's mortgage-backed securities and its net short TBA position was $1.576 billion and $(223.8) million, respectively, and total shareholders' equity was $170.2 million.

Financial Results
The following table summarizes the Company's portfolio of RMBS as of September 30, 2018 and June 30, 2018:

	September 30, 2018					June 30, 2018
(In thousands)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)
Agency RMBS(2)
15-year fixed-rate mortgages	$145,249	$145,769	$100.36	$151,319	$104.18	$147,080	$148,499	$100.96	$153,512	$104.37
20-year fixed-rate mortgages	7,687	7,866	102.33	8,287	107.81	8,143	8,421	103.41	8,767	107.66
30-year fixed-rate mortgages	1,273,788	1,297,612	101.87	1,335,573	104.85	1,263,388	1,294,483	102.46	1,329,912	105.27
ARMs	18,513	19,051	102.91	19,735	106.60	20,124	20,730	103.01	21,521	106.94
Reverse mortgages	70,938	75,049	105.80	77,510	109.26	71,781	76,831	107.04	78,603	109.50
Total Agency RMBS	1,516,175	1,545,347	101.92	1,592,424	105.03	1,510,516	1,548,964	102.55	1,592,315	105.42
Non-Agency RMBS	14,418	11,952	82.90	9,908	68.72	14,839	12,024	81.03	10,278	69.26
Total RMBS(2)	1,530,593	1,557,299	101.74	1,602,332	104.69	1,525,355	1,560,988	102.34	1,602,593	105.06
Agency IOs	n/a	18,684	n/a	17,601	n/a	n/a	19,115	n/a	18,583	n/a
Total mortgage-backed securities		$1,575,983		$1,619,933			$1,580,103		$1,621,176

(1)	Represents the dollar amount (not shown in thousands) per $100 of current principal of the price or cost for the security.

(2)	Excludes Agency IOs.
The Company's overall RMBS portfolio decreased by 0.3% to $1.576 billion as of September 30, 2018, as compared to $1.580 billion as of June 30, 2018. The Company's Agency RMBS portfolio turnover was 18% for the quarter, which was modestly higher than the prior quarter. The Company's total investment in non-Agency RMBS was $12.0 million as of both September 30, 2018 and June 30, 2018.
The primary drivers of net income for the quarter were strong net interest income on the Company's Agency RMBS investments and net realized and unrealized gains from its interest rate hedges. A portion of this income was offset by net realized and unrealized losses on the Company's Agency RMBS investments that occurred as Agency RMBS prices declined again during the third quarter. During the quarter the Company continued to hedge interest rate risk, primarily through the use of interest rate swaps, short positions in TBAs, U.S. Treasury securities, and futures.
The Company's non-Agency RMBS performed well during the quarter, driven by strong net interest income and net realized and unrealized gains. Fundamentals underlying non-Agency RMBS continue to remain strong, led by a stable housing market. To the extent that more attractive entry points develop in non-Agency RMBS, the Company may increase its capital allocation to this sector.
In the third quarter, Core Earnings and Adjusted Core Earnings were modestly lower than in the second quarter due to lower adjusted net interest margin, where higher asset yields quarter-over-quarter were more than offset by increases in repo borrowing rates.
Reconciliation of Core Earnings to Net Income (Loss)
Core Earnings consists of net income (loss), excluding realized and change in net unrealized gains and (losses) on securities and financial derivatives, and, if applicable, items of income or loss that are of a non-recurring nature. Core Earnings includes net realized and change in net unrealized gains (losses) associated with payments and accruals of periodic payments on interest rate swaps. Adjusted Core Earnings represents Core Earnings excluding the effect of the Catch-up Premium Amortization Adjustment on interest income. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Core Earnings and Adjusted Core Earnings are supplemental non-GAAP financial measures. The Company believes that Core Earnings and Adjusted Core Earnings provide information useful to investors because they are metrics that it uses to assess its performance and to evaluate the effective net yield provided by the portfolio. Moreover, one of the Company's objectives is to generate income from the net interest margin on the portfolio, and Core Earnings and Adjusted Core Earnings are used to help measure the extent to which this objective is being achieved. However, because Core Earnings and Adjusted Core Earnings are incomplete measures of the Company's financial results and differ from net income (loss) computed in accordance with GAAP, they should be considered as supplementary to, and not as substitutes for, net income (loss) computed in accordance with GAAP.
The following table reconciles, for the three-month periods ended September 30, 2018 and June 30, 2018, the Company's Core Earnings and Adjusted Core Earnings on a consolidated basis to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable GAAP measure on its Consolidated Statement of Operations to Core Earnings:

(In thousands except share amounts)	Three-Month Period Ended September 30, 2018	Three-Month Period Ended June 30, 2018
Net Income (Loss)	$946	$1,786
Less:
Net realized gains (losses) on securities	(8,402)	(7,114)
Net realized gains (losses) on financial derivatives, excluding periodic payments(1)	2,777	(2,361)
Change in net unrealized gains (losses) on securities	(2,636)	(3,218)
Change in net unrealized gains (losses) on financial derivatives, excluding accrued periodic payments(2)	5,499	9,362
Subtotal	(2,762)	(3,331)
Core Earnings	$3,708	$5,117
Less: Catch-up Premium Amortization Adjustment	(398)	480
Adjusted Core Earnings	$4,106	$4,637
Weighted Average Shares Outstanding	12,693,989	12,715,277
Core Earnings Per Share	$0.29	$0.40
Adjusted Core Earnings Per Share	$0.32	$0.36

(1)
For the three-month period ended September 30, 2018, represents Net realized gains (losses) on financial derivatives of $4.1 million less Net realized gains (losses) on periodic settlements of interest rate swaps of $1.3 million. For the three-month period ended June 30, 2018, represents Net realized gains (losses) on financial derivatives of $(3.7) million less Net realized gains (losses) on periodic settlements of interest rate swaps of $(1.3) million.

(2)
For the three-month period ended September 30, 2018, represents Change in net unrealized gains (losses) on financial derivatives of $4.6 million less Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps of $(0.9) million. For the three-month period ended June 30, 2018, represents Change in net unrealized gains (losses) on financial derivatives of $10.8 million less Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps of $1.5 million.

About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities, for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, November 6, 2018, to discuss its financial results for the quarter ended September 30, 2018. To participate in the event by telephone, please dial (877) 437-3698 at least 10 minutes prior to the start time and reference the conference ID number 8816549. International callers should dial (810) 740-4679 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.earnreit.com. To listen to the live webcast, please visit www.earnreit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on the Company's website at www.earnreit.com under "For Our Shareholders—Presentations."

A dial-in replay of the conference call will be available on Tuesday, November 6, 2018, at approximately 2:00 p.m. Eastern Time through Tuesday, November 20, 2018 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 8816549. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.earnreit.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, the Company's beliefs regarding the current economic and investment environment, the Company's ability to implement its investment and hedging strategies, the Company's future prospects and the protection of the Company's net interest margin from prepayments, volatility and its impact on the Company, the performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in the Company's Agency portfolio, estimated effects on the fair value of the Company's RMBS and interest rate derivative holdings of a hypothetical change in interest rates, statements regarding the Company's share repurchase program, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 14, 2018 which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended
	September 30, 2018	June 30, 2018	September 30, 2018
(In thousands except share amounts)
INTEREST INCOME (EXPENSE)
Interest income	$13,171	$14,081	$40,677
Interest expense	(8,519)	(7,668)	(23,434)
Total net interest income	4,652	6,413	17,243
EXPENSES
Management fees to affiliate	641	656	1,968
Professional fees	198	217	651
Compensation expense	136	187	511
Insurance expense	74	74	221
Other operating expenses	283	293	924
Total expenses	1,332	1,427	4,275
OTHER INCOME (LOSS)
Net realized gains (losses) on securities	(8,402)	(7,114)	(13,590)
Net realized gains (losses) on financial derivatives	4,058	(3,702)	16,311
Change in net unrealized gains (losses) on securities	(2,636)	(3,218)	(32,915)
Change in net unrealized gains (losses) on financial derivatives	4,606	10,834	16,005
Total other income (loss)	(2,374)	(3,200)	(14,189)
NET INCOME (LOSS)	$946	$1,786	$(1,221)
NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.07	$0.14	$(0.09)
WEIGHTED AVERAGE SHARES OUTSTANDING	12,693,989	12,715,277	12,875,884
CASH DIVIDENDS PER SHARE:
Dividends declared	$0.37	$0.37	$1.11

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
	September 30, 2018	June 30, 2018	December 31, 2017(1)
(In thousands except share amounts)
ASSETS
Cash and cash equivalents	$41,016	$41,402	$56,117
Mortgage-backed securities, at fair value	1,575,983	1,580,103	1,685,998
Due from brokers	27,044	26,946	26,754
Financial derivatives–assets, at fair value	23,049	20,095	8,792
Reverse repurchase agreements	26,769	21,373	81,461
Receivable for securities sold	52,531	51,614	21,606
Interest receivable	5,675	5,988	5,784
Other assets	717	748	575
Total Assets	$1,752,784	$1,748,269	$1,887,087
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$1,500,632	$1,537,216	$1,597,206
Payable for securities purchased	36,539	1,387	3,830
Due to brokers	8,298	7,312	489
Financial derivatives–liabilities, at fair value	333	1,655	1,863
U.S. Treasury securities sold short, at fair value	26,367	16,195	81,289
Dividend payable	4,700	4,703	4,936
Accrued expenses	704	849	728
Management fee payable to affiliate	641	656	725
Interest payable	4,340	4,127	3,318
Total Liabilities	1,582,554	1,574,100	1,694,384
SHAREHOLDERS' EQUITY
Preferred shares, par value $0.01 per share, 100,000,000 shares authorized; (0 shares issued and outstanding, respectively)	—	—	—
Common shares, par value $0.01 per share, 500,000,000 shares authorized; (12,703,474, 12,712,050, and 13,340,217 shares issued and outstanding, respectively)	127	127	134
Additional paid-in-capital	232,967	233,152	240,062
Accumulated deficit	(62,864)	(59,110)	(47,493)
Total Shareholders' Equity	170,230	174,169	192,703
Total Liabilities and Shareholders' Equity	$1,752,784	$1,748,269	$1,887,087
PER SHARE INFORMATION
Common shares, par value $0.01 per share	$13.40	$13.70	$14.45

(1)	Derived from audited financial statements as of December 31, 2017.